UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2006

Date of Report (Date of earliest event reported)

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MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

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Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois 60532

(Address and zip code of principal executive offices)

(630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 25, 2006, Joe W. Laymon, who has served as a member of the Board of Directors of Molex Incorporated since 2002, notified us that he is resigning from the Board as of September 25, 2006.  Mr. Laymon advised us that he is resigning due to his business commitments following recent senior management changes and the acceleration of the restructuring at Ford Motor Company, where he serves as Group Vice President, Corporate Human Resources and Labor Affairs.

Item 8.01  Other Events.

As previously reported, we will hold our annual meeting of stockholders on October 27, 2006.  In light of Mr. Laymon’s resignation, the Board, in accordance with Molex’s Bylaws has now fixed the number of directors at 12 and the number of directors in Class I at three.  Accordingly, only the three remaining Class I nominees, Michelle L. Collins, Fred L. Krehbiel and David L. Landsittel will stand for re-election at the annual meeting.

Stockholders should still complete, sign, date and return the proxy card previously mailed with the proxy statement.  Proxies previously submitted for the annual meeting continue to be valid.  Unless withdrawn, such proxies will be voted in accordance with their instructions.  Proxies voted in favor of the Board's nominees for election as director, and not withdrawn, will be voted for Ms. Collins, Mr. Krehbiel and Mr. Landsittel, but will not be voted for Mr. Laymon due to his resignation.  We will mail a letter explaining this development to all stockholders of record entitled to vote at the annual meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)

Exhibits.

Exhibit 99.1

Letter to Stockholders dated September 29, 2006

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006	MOLEX INCORPORATED By: /s/ ANA G. RODRIGUEZ
Ana G. Rodriguez Corporate Secretary

EXHIBIT INDEX Exhibit No. Description Exhibit 99.1 Letter to Stockholders dated September 29, 2006